                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported): August 10, 2001

                      INTERNATIONAL MERCANTILE CORPORATION
              (Exact name of registrant as specific in its charter)

                                    MISSOURI
                 (State or other jurisdiction of incorporation)

                     000-07693                     43-0970243
               (Commission File No.)            (IRS Employer
                                                Identification No.)

                      PO Box 340, Olney, Maryland 20830
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 301 774-6913

Item 1. CHANGE IN CONTROL OF REGISTRANT.

        Not applicable.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
        Not applicable.

Item 3. BANKRUPTCY AND RECEIVERSHIP.

        Not applicable.

Item 4. CHANGES IN REGISTRANT'S ACCOUNTANT.

        On June 20, 2001, the Board of Directors of the Registrant appointed the firm of Baum & Company P.A. as independent auditor for the fiscal year ending
December 31, 2001.  The accounting firm of Caruso & Caruso P.A. served as the
Registrant's independent auditors for the fiscal years ended December 31, 1999 and 2000.

        The Registrant believes that there were no disagreements with the accounting firm of Caruso & Caruso P.A. within the meaning of Instruction 4 of
Item 304 of Regulation S-K on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with audits of the Company's financial statements for the fiscal years ended
December 31, 1999 and 2000 which disagreements, if not resolved to their satisfaction, would have caused them to issue an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  No report on the financial statements of the Registrant for the years ended December 31, 1999 and 2000 (the past two fiscal years)
contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principle.

        During the two most recent fiscal years ended and through the present, there have been no reportable events (as defined in Item 304 of Regulation S-K)
with the accounting firm of Caruso & Caruso.

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        Not applicable.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibit 16: Letter from Caruso & Caruso issued pursuant to Reg.
                       Section 229.304(a)(3).

Item 8. Changes in Fiscal Year.

        Not applicable.

Item 9. Regulation FD Disclosure.

        Not applicable.

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  International Mercantile Corporation
                                  Registrant

                                  /s/ Frederic Richardson
                                  Frederic Richardson
                                    Chairman Emeritus/Vice President

August 10, 2001
Date